EXHIBIT 2

                  SUMMARY UNAUDITED PRO FORMA
               CONSOLIDATED FINANCIAL INFORMATION

The following Summary Unaudited Pro Forma Consolidated Balance Sheet and Summary Unaudited Pro Forma Statement of Consolidated Income have been prepared based on the Company's consolidated balance sheet as of December 31, 1996 and the related statement of consolidated income for the year then ended. The pro forma adjustments assume the issuance of $410 million of additional long-term debt by IPALCO Enterprises, Inc. (the "Holding Company"), the acquisition by the Holding Company of 12,000,000 shares of Common Stock at $34.00 per share, the payment of related debt issuance and stock reacquisition costs and first year's interest and debt amortization expense.

                SUMMARY UNAUDITED PRO FORMA CONSOLIDATED
                 BALANCE SHEETS AS OF DECEMBER 31, 1996
           (In thousands except ratios and per share amounts)



                                                                  Pro Forma
                                                 Historical      Adjustments     Pro Forma
                                                 ----------      -----------     ---------

Assets:
------
   Utility Plant-Net                             $1,787,969                      $1,787,969
   Other Assets-Net                                 113,661                         113,661
   Current Assets:
   Cash and Cash Equivalents                         19,317      $410,000 (1a)
                                                                 (408,000)(2b)
                                                                   (2,000)(3c)      19,317
   Other Current Assets                             104,382                        104,382
   Deferred Debits                                  157,740         1,000 (3b)     158,740
                                                 ----------      --------       -----------
   Total Assets                                  $2,183,069        $1,000       $2,184,069
                                                 ==========      ========       ===========

Capitalization and Liabilities:
------------------------------
  Capitalization:
   Common Stock                                    $389,966            $0         $389,966
   Premium on 4% Preferred Stock                      1,363                          1,363
   Retained Earnings                                466,397                        466,397
   Treasury Stock                                                 ($1,000) (3a)
                                                                 (408,000) (2a)   (409,000)
                                                -----------      ---------        ---------
     Total Common Shareholders' Equity              857,726      (409,000)         448,726
   Preferred Stock                                   51,898                         51,898
   Long-Term Debt                                   662,591       328,000  (1b)    990,591
                                                -----------      --------        ---------
        Total Capitalization                      1,572,215       (81,000)       1,491,215
                                                -----------      --------        ---------
  Current Liabilities:
   Notes Payable                                     46,000                         46,000
   Current Maturities                                11,250        82,000  (1c)     93,250
   Other                                            135,466                        135,466
                                                -----------       -------        ---------
        Total Current Liabilities                   192,716        82,000          274,716
  Deferred Credits and Other                        418,138                        418,138
                                                -----------       -------       ----------
   Total Capitalization and Liabilities          $2,183,069        $1,000       $2,184,069
                                                ===========       =======        ==========

   Capitalization Ratios:(10)
        Common Shareholders' Equity                  54.17%                         28.32%
        Preferred Stock                               3.28%                          3.28%
        Long-Term Debt                               42.55%                         68.40%
                                                    -------                        -------
   Total Capitalization                             100.00%                        100.00%
                                                    =======                        =======




                              SUMMARY UNAUDITED PRO FORMA
                            STATEMENT OF CONSOLIDATED INCOME
                      FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                   (In thousands except ratios and per share amounts)

                                                                  Pro Forma
                                                   Historical     Adjustments      Pro Forma
                                                   ----------     -----------      ---------

Utility Operating Revenues                         $762,503                         $762,503
                                                   --------                         --------
Utility Operating Expenses                          599,284                          599,284
                                                   --------                          -------
   Utility Operating Income                         163,219                          163,219
                                                   --------                          -------

Other Income and (Deductions):
  IPALCO Enterprises, Inc. ("Holding Company")       (1,551)      $10,263 (4)
                                                                      126 (5b)         8,838
  Other                                               3,107                            3,107
                                                   --------       -------            -------
     Total Other Income and Deductions                1,556        10,389             11,945
                                                   --------       -------           --------

Interest and Other Charges:
  Interest on Long-Term Debt                         45,110        27,060 (6)         72,170
  Other                                               2,208           333 (5a)         2,541
  Preferred Dividend Requirement of IPL               3,182                            3,182
                                                   --------       -------           --------
   Total Interest and Other Charges-Net              50,500        27,393             77,893

                                                   --------       -------           --------
Net Income                                         $114,275      ($17,004)           $97,271
                                                   ========       =======           ========

Weighted Average Common Shares Outstanding           56,924       (12,000)(7)         44,924
Earnings Per Common Share (12)                        $2.01                            $2.17
Common Shares Outstanding                            57,035       (12,000)(7)         45,035
Dividends Declared Per Share                          $1.48                            $1.00 (8)
Book Value Per Share (14)                            $15.04                            $9.96
Ratio of Earnings to Fixed Charges (13)                4.58x                            2.98x
Interest and Dividend Coverage (11)                    1.15                             1.34


NOTES TO SUMMARY UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS AND STATEMENT OF CONSOLIDATED INCOME:

(1) Represents the (1a) proceeds of $410 million from the issuance of a $410 million five-year bank debt facility by the Holding Company at an assumed annual interest rate of 6.6%. The pro forma assumes (1b) $328 million classified as long-term and (1c) current maturities of long-term debt of $82 million.

(2) Represents the Holding Company (2a) reacquisition of 12,000,000 Shares of IPALCO Enterprises, Inc. common stock (Treasury Stock) assumed at the maximum price of $34.00 per share for (2b) cash. There can be no assurance that the Holding Company will repurchase 12,000,000 Shares or that the Shares will be repurchased at a price of $34.00.

(3) Represents the payment by the Holding Company of (3a) treasury stock acquisition costs and (3b) debt issuance expense for (3c) cash.

(4) Represents the tax benefit of the additional pro forma interest expense calculated using IPALCO's effective income tax rate of 37.925%.

(5) Represents (5a) one year amortization of the pro forma debt issuance expense and (5b) the related tax benefit.

(6) Represents the pro forma additional interest expense for a full year at the Holding Company calculated at an assumed 6.6% annual fixed rate on the bank loan proceeds of $410 million.

(7) Represents the pro forma reduction in weighted average common shares outstanding for the year 1996 and in common shares outstanding at December 31, 1996.

(8) Reflects the pro forma annualized dividend authorized by the IPALCO Enterprises, Inc. Board of Directors on February 25, 1997.

(9) All ratios and per share amounts listed in the "Pro Forma" column have been adjusted to reflect the transactions reflected in the "Pro Forma Adjustments" column.

(10) Capitalization ratios have been calculated including the current maturities of long-term debt.

(11) Interest and dividend coverage ratios were calculated by dividing the sum of net income, debt interest, preferred dividends of subsidiary less AFUDC (allowance for funds used during construction) by the sum of debt interest, preferred dividends of subsidiary and common dividends declared.

(12) All earnings per share data are based on the weighted average shares outstanding during the applicable periods. The potential dilution from the exercise of common stock options is not material.

(13) The ratios of earnings to fixed charges were calculated by dividing the sum of pre-tax income and fixed charges by fixed charges. Fixed charges include all interest expense (before allowance for borrowed funds used during construction), one-third of rent expense (which approximates the interest component of such expense) and amortization of debt expense.

(14) Book value per share is calculated as the total shareholders' equity divided by the number of shares outstanding at the end of the period.